                       EXHIBIT 22

                      LIST OF SUBSIDIARIES
             OF POLICY MANAGEMENT SYSTEMS CORPORATION

                      (Jurisdiction of Incorporation)


         Policy Management Systems Canada, Ltd. (Canada)

         Policy Management Systems International, Ltd. (Delaware)

         Policy Management Corporation (South Carolina)

         Policy Management Systems Netherlands B.V. (The
           Netherlands)

         Policy Management Systems (Barbados), Ltd. (Barbados)

         Policy Management Systems Europe, Limited (England)

         P.M.S., Inc. d/b/a Telepro, Telefacts and Legal Facts
           (Texas)

         Policy Management Systems Australia Pty. Limited
           (Australia)

         Policy Management Systems Information and Administration
           Services, Inc. (South Carolina)

         Portsmouth I.T. Services Limited (England)

         Policy Management Systems (Germany) GmbH (Germany)

         Policy Management Systems Life, Inc. (South Carolina)

         Policy Management Systems Osterreich GmbH (Austria)

         Policy Management Systems Investment, Inc. (Delaware)

         Medical Correspondence Service, Inc. (Georgia)

         CYBERTEK Management Services, Inc. (California)

         CYBERTEK Corporation (Texas)

         CYBERTEK Computer Products International, Inc.
           (California)

         CYBERTEK Agency Services, Inc. (Texas)

         CYBERTEK LAN Software, Inc. (California)

         CYBERTEK Solutions, Inc. (Texas)

         CYBERTEK-Cogensys, Inc. (Delaware)

         Policy Management Systems Norden A.S. (Norway)

         Myers and Boles Corporation (California)




 76